Exhibit 10.52

First Abu Dhabi Bank

21st June 2018

To: M/s. Brooge Petroleum and Gas Investment Company FZC (BPGIC)

Subject: Phase 1 Facility of total AED 351,518,000.00 extended to finance Construction of 14 nos. clean oil and green fuel storage tanks with total capacity of 398,600 m3 and Office Building within the storage terminal premises (“Office Building”).

In reference to your outstanding subject facility, please note that as per recent approvals, the following condition was deleted/ waived and is no longer required to be perfected:

“Pledge over the Customer’s ownerships shares in favor of FAB-ISD”

Yours sincerely,

First Abu Dhabi Bank

/s/ Khalid Durra

Khalid Durra

MD, Head of Corporate Banking Abu Dhabi